NON-QUALIFIED STOCK OPTION AGREEMENT
                      ------------------------------------


     STOCK OPTION AGREEMENT made as of this ___ day of _______, 199__, between AMRION, INC., a Colorado corporation (the "Corporation"), and ________________ (the "Recipient").

     In accordance with its 1994 Non-Qualified Stock Option Plan (the "Plan"), a copy of which is attached and is incorporated herein by reference, the Corporation desires, in connection with the services of the Recipient, to provide the Recipient with an opportunity to acquire $.0011 par value common stock ("Common Stock") of the Corporation on favorable terms and thereby increase the Recipient's proprietary interest in the Corporation and as incentive to put forth maximum efforts for the success of the business of the Corporation.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein set forth and other good and valuable consideration, the Corporation and the Recipient agree as follows:


     Confirmation of Grant of Option. Pursuant to a determination of the Compensation Committee of the Board of Directors of the Corporation (the "Committee") (if such a Committee has been appointed) or in the absence of a Committee, by the Board of Directors of the Corporation (the "Board) made on _______, ___ 1994 (the "Date of Grant"), the Corporation, subject to the terms of the Plan and of this Agreement, confirms that the Recipient has been irrevocably granted on the Date of Grant, as a matter of separate inducement and agreement, and in addition to and not in lieu of salary or other compensation for services, a Non-statutory Stock Option pursuant to Section 7 of the Plan (the "Option") to purchase an aggregate of ______ shares of Common Stock on the terms and conditions herein set forth, subject to adjustment as provided in Paragraph 8 hereof.

     1. Option Price.
        -------------
     The Option Price of shares of Common Stock covered by the Option will be $_____ per share (the "Option Price") subject to adjustment as provided in Paragraph 7(h) hereof.



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     2. Exercise of Option and Vesting Provisions.
        ------------------------------------------
     Except as otherwise provided in Section 7 of the Plan and subject to the vesting schedule attached to this Agreement as Schedule "A, " the Option may be exercised in whole or in part at any time during the term of the Option, provided, however, no Option shall be exercisable after the expiration of the term thereof, and no Option shall be exercisable unless the holder shall at the time of exercise have been an employee, officer or employee director of the Corporation for a period of at least three months.

     The Option may be exercised, as provided in this Paragraph 3, by notice and payment to the Corporation as provided in Paragraph 9 hereof and Section 7(d) of the Plan.

     3. Term of Option.
        ---------------
     The term of the Option will be through __________, ____, subject to earlier termination or cancellation as provided in this Agreement. Except as otherwise provided in Paragraphs 8 and 9 hereof, the Option will not be exercisable unless the Recipient shall, at the time of exercise, be an employee, officer or employee director of the Corporation.

     The holder of the Option will not have any rights to dividends or any other rights of a shareholder with respect to any shares of Common Stock subject to the Option until such shares shall have been issued (as evidenced by the appropriate transfer agent of the Corporation) upon purchase of such shares through exercise of the Option.

     4. Change in Control.
        -----------------

     (a) Upon a Hostile Change in Control of the Corporation, as defined in the Plan, all Options theretofore granted under the Plan and not previously exercisable shall become fully exercisable to the same extent and in the same manner as if they had become exercisable by passage of time in accordance with the terms of the Option.

     5. Transferability Restriction.
        ----------------------------
     The Option may not be assigned, transferred or otherwise disposed of, or pledged or hypothecated in any way (whether by operation of law or otherwise) except in strict compliance with Section 7(g) of the Plan. Any assignment, transfer, pledge, hypothecation or other disposition of the Option or any attempt to make any such levy of execution, attachment or other process will cause the Option to terminate immediately upon the happening of any such event, provided, however, that any such termination of the Option under the foregoing provisions of this Paragraph 5 will not prejudice any rights or remedies which the Corporation may have under this Agreement or otherwise.



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     6.  Exercise  Upon  Termination.
         ----------------------------
     The Recipient's rights to exercise this Option upon termination of employment or cessation as an officer or employee director shall be as set forth in Section 6(e) of the Plan.

     7. Death, Disability or Retirement of Recipient.
        ---------------------------------------------
     The Recipient's rights to exercise this Option upon the death, Disability or retirement of the Recipient shall be as set forth in Section 6(f) of the Plan.

     8.  Adjustments.
         ------------
     The Option shall be subject to adjustment upon the occurrence of certain events as set forth in Section 6(h) of the Plan.

     9. No Registration Obligation.
        ---------------------------
     The Recipient understands that the Option is not registered under the Securities Act of 1933, as amended (the "Securities Act") and the Corporation has no obligation to register under the Securities Act the Option or any of the shares of Common Stock subject to and issuable upon the exercise of the Option. The Recipient represents that the Option is being acquired by him and that such shares of Common Stock will be acquired by him for investment and all certificates for the shares issued upon exercise of the Option will bear the following legend unless such shares are registered under the Securities Act prior to their issuance:

         The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Securities Act"), and are "restricted securities" as that term is defined in Rule 144 under the Securities Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act, the availability of which is to be established to the satisfaction of the Company.

     The Recipient further understands and agrees that the Option may be exercised only if at the time of such exercise the Recipient and the Corporation are able to establish the existence of an exemption from registration under the Securities Act and applicable state laws.

     10. Notices.
         -------

  Each notice relating to this Agreement will be in writing and delivered in person or by certified mail to the proper address. Notices to the Corporation shall be addressed to the Corporation c/o Jeffrey S. Williams, Secretary, at 6565 Odell Place, Boulder, Colorado 80301-3330. Notices to the Recipient or other person or persons then entitled to exercise the Option shall be addressed to the Recipient or such other person or persons at the Recipient's address below specified. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect given pursuant to this Paragraph 10.

     11. Agreement by Recipient Regarding Taxes.
         ---------------------------------------

     (a) The Recipient agrees that upon exercise of an Option, in addition to the payment of the Exercise Price as provided in Section 7(d) of the Plan, the Recipient shall pay in cash to the Corporation, an amount sufficient to allow the Corporation to pay federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Option from any payment of any kind otherwise due to the Recipient.

     (b) The Recipient acknowledges the possible availability of an election under Section 83(b) of the Code and agrees to give the Corporation prompt written notice of any election made by such person under Section 83(b) of the Code, or any similar provision thereof.

     12. Section 16 Compliance.
         ----------------------
     The Recipient acknowledges that it is solely responsible for filing all reports that may be required under Section 16 of the Securities Exchange Act of 1934, and that the filing of such reports is not the responsibility of the Corporation or the Committee, or any person thereof.

     13. Approval of Counsel.
         -------------------
     The exercise of the Option and the issuance and delivery of shares of Common Stock pursuant thereto shall be subject to approval by the Corporation's counsel of all legal matters in connection therewith, including compliance with the requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, applicable state securities laws, the rules and regulations thereunder, and the requirements of any national securities exchange upon which the Common Stock then may be listed.

     14. Benefits of Agreement.
         ----------------------
     This Agreement will inure to the benefit of and be binding upon each successor and assign of the Corporation. All obligations imposed upon the Recipient and all rights granted to the Corporation under this Agreement will be binding upon the Recipient's heirs, legal representatives and successors.

     15. Governmental and Other Regulations.
         -----------------------------------
     The exercise of the Option and the Corporation's obligation to sell and deliver shares upon the exercise of rights to purchase shares is subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency which may, in the opinion of counsel for the Corporation, be required.

     16. Incorporation of the Plan.
         --------------------------
     The Plan is attached hereto and incorporated herein by reference. In the event that any provision in this Agreement conflicts with a provision in the Plan, the Plan shall govern. All capitalized terms not otherwise defined herein shall be as defined in the Plan.

     Executed in the name and on behalf of the Corporation by one of its duly authorized officers and by the Recipient all as of the date first above written.

                                                AMRION, INC.



                                                By______________________________
                                                  Name__________________________
                                                  Title_________________________

         The  undersigned   Recipient  understands  the  terms  of  this  Option
Agreement and the attached Plan and hereby agrees to comply therewith.

Date __________ ___, 19__                        _______________________________
                                                 Recipient: ____________________
                                                 Tax ID Number:_________________
                                                 Address:  _____________________
                                                 _______________________________
                                                 _______________________________






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